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                                                                  EXHIBIT 23.2




            CONSENT OF PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


     Phillips McFall McCaffrey McVay & Murrah, P.C. hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-8 Registration Statement of Sonic Corp. (the "Company") for the registration of 150,000 shares of common stock, $.01 par value, of the Company.

                                     /s/ PHILLIPS MCFALL MCCAFFREY MCVAY
                                                 & MURRAH, P.C.




Oklahoma City, Oklahoma
April 10, 1997